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                                                                    EXHIBIT 99.2

PROXY                     TRANSNATIONAL RE CORPORATION                     PROXY
                        SPECIAL MEETING OF STOCKHOLDERS
                                DECEMBER 9, 1996
       THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Gerald L. Radke, F. Sedgwick Browne and Sanford M. Kimmel, and each or any of them, with full power of substitution, the proxies of the undersigned to vote all of the shares of Common Stock of Transnational Re Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders of Transnational Re Corporation to be held at the offices of Transnational Re Corporation, 399 Thornall Street, 14th Floor, Edison, New Jersey on December 9, 1996 commencing at 3:00 p.m. and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if personally present upon:

          (1) APPROVAL OF MERGER AGREEMENT: Authority to vote this Proxy for the approval and adoption of the Agreement and Plan of Merger, dated as of August 22, 1996, as amended, by and between Transnational Re Corporation and PXRE Corporation, providing for, among other things, the merger of Transnational Re Corporation with and into PXRE Corporation, as more fully described in the Proxy Statement dated November 1, 1996 relating to the Special Meeting, is:

                   [ ]  GRANTED                  [ ]  WITHHELD

          (2) In their discretion, such other matters as may properly come before the meeting.

     UNLESS A CONTRARY DIRECTION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED FOR THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT.

                                          Please  sign  exactly  as  your   name
                                          appears  on this Proxy. If signing for
                                          estates, trusts or corporations, title
                                          or  capacity  should  be  stated.   If
                                          shares  are held  jointly, each holder
                                          should sign.

                                          Dated: ........................ , 1996

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                                                        SIGNATURE

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                                                        SIGNATURE

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